UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

Morgans Hotel Group Co.
(Exact name of registrant as specified in its charter)

Delaware	000-51802	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2008, the Board of Directors of Morgans Hotel Group Co. (the “Company”) announced the appointment of Michael D. Malone to its Board of Directors, effective January 31, 2008. In connection with this appointment, Mr. Malone has been appointed to serve on the Audit Committee and the Corporate Governance and Nominating Committee of the Board of Directors. There is no arrangement or understanding between Mr. Malone and any other persons pursuant to which he was selected as a director of the Company. In addition, there is no transaction between Mr. Malone and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The Company also announced that Lance Armstrong resigned from the Board of Directors of the Company on January 31, 2008.

A copy of the Company’s press release announcing the appointment of Mr. Malone to the Company’s Board of Directors and the resignation of Mr. Armstrong from the Company’s Board of Directors is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished in Exhibit 99.1 shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shelf Company Transaction.

None.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	Press release dated February 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: February 5, 2008	By:	/s/ Richard Szymanski

Richard Szymanski
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 5, 2008